IMPERIAL OIL LIMITED
Exhibit (3.1)
AMENDED AND RESTATED BY-LAW NO. 1
SEAL
1.    The corporation may but need not have one or more corporate seals, in such form as the board of directors may determine from time to time. The impression or reproduction of a facsimile of either seal on any document shall be deemed to be the affixing of the corporate seal of the corporation to such documents.

FINANCIAL YEAR
2.    The financial year of the corporation shall terminate on such date in each year as the board of directors may from time to time determine.

MEETINGS OF SHAREHOLDERS
3.    Calling Annual and Special Meetings. The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors) have the power to call annual meetings of shareholders and special meetings of shareholders. Two or more of the directors, the chair of the board or the president may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place within Canada as the directors shall determine.
4.    Meeting by Telephonic, Electronic or Other Communications Facility. Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communications facility made available by the corporation that permits all participants to communicate adequately with each other during the meeting. The persons participating in a meeting by such means shall be deemed to be present at that meeting. If the board of directors or the shareholders call a meeting of shareholders, the board of directors or shareholders, as the case may be, may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communications facility, if the corporation makes available such a communications facility. The directors may establish procedures regarding the holding of meetings of shareholders by such means.
5.    Chair, Secretary and Scrutineers. The chair of any meeting of shareholders shall be the first mentioned of such of the following officers or directors as have been appointed and who is present at the meeting: chairman of the board,

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chief executive officer, president, lead director, a senior vice-president, or a vice-president. If no such officer or director is present within 15 minutes from the time fixed for holding the meeting, the shareholders present in person or by proxy shall choose one of the shareholders present in person to be chair of the meeting. The corporate secretary, if any, will act as secretary at meetings of shareholders. If the corporate secretary is absent, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chair of the meeting, or the shareholders by resolution, may appoint one or more scrutineers, who need not be shareholders, to count proxies, conduct polls, distribute and count ballots and prepare certificates as to the result of any vote. No candidate for the office of director shall be appointed a scrutineer at any meeting at which directors are being elected.
6.    Persons Entitled to be Present. The only persons entitled to attend a meeting of shareholders of the corporation shall be those entitled to vote thereat, the directors, auditors of the corporation and others who, although not entitled to vote, are entitled by law to be present at the meeting. Any other person may be admitted by permission of the chair of the meeting or the persons present who are entitled to vote at the meeting.
A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the corporation, or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.
7.    Quorum. A quorum of shareholders is present at a meeting of shareholders if the holders of not less than twenty five (25%) percent of the shares entitled to vote at the meeting are present in person or represented by proxy, and at least two persons entitled to vote at the meeting are actually present at the meeting.
8.    Procedure. The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.
9.    Voting. At any meeting of shareholders, every question shall, unless otherwise required by law, the articles or the bylaws, be determined by the majority of the votes cast on the matter. Subject to the Canada Business Corporations Act and other applicable law, voting at any meeting of shareholders may be by a show of hands except where, either before or after

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any vote by show of hands, a ballot is required by the chair of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. Upon a show of hands, each person present and entitled to vote at the meeting shall have one vote. Unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote upon the matter has been carried, carried by a particular majority or carried unanimously or not carried shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such matter.
10.    Ballots. If a ballot is required by the chair of the meeting or demanded by a shareholder or proxyholder entitled to vote at the meeting, a ballot so required or demanded shall be taken in such manner as the chair of the meeting shall direct, and each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting. The result of the ballot shall be the decision of the shareholders upon the matter in question. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The requirement of or demand for a ballot shall not prevent the continuation of the meeting for the transaction of any business other than that on which the ballot has been required or demanded.
11.    Adjournment. The chair of the meeting may, with the consent of the persons present who are entitled to vote at the meeting (which consent shall be a majority of the votes on the matter, with each such person entitled to the number of votes that are attached to the shares which such person is entitled to vote), adjourn the meeting from time to time and from place to place. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

DIRECTORS
12.    Calling and Notice of Meetings. Meetings of the board of directors or of a committee of the board of directors shall be held from time to time and at such place as any director or the secretary of the board of directors or, in the case of a committee of the board, any committee member or the secretary of the committee may determine. Notice of every meeting so called shall be given to each director not less than 48 hours before the time when the meeting is to be held; provided that, meetings of the board of directors or of a committee of the board may be held without formal notice if all the directors are present and do not object to formal notice not having been given or those absent waive notice, in any manner, before or after the meeting. In addition, the board of directors may by resolution appoint a day or days in any month or months for

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regular meetings of the board of directors at a place and hour to be named. A copy of any resolution of the board of directors fixing the place and time of regular meetings of the board of directors shall be sent to each director forthwith after being passed. No notice of meeting is required for any regularly scheduled meeting except where the Canada Business Corporations Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting.
The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.
13.    Meeting by Telephonic, Electronic or Other Communications Facility. If all the directors consent, a director may participate in a meeting of the board of directors or a committee of the board of directors by means of a telephonic, electronic or other communications facility that permits all participants in the meeting to communicate with each other during the meeting, and a person participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board of directors and of committees of the board of directors held while a director holds office.
14.    First Meeting of New Board of Directors. Provided a quorum of directors is present, each newly elected board of directors may without notice hold its first meeting immediately following the meeting of shareholders at which such board of directors is elected.
15.    Chair of Meetings of the Board of Directors. The chair of any meeting of the board of directors shall be the first mentioned of such of the following officers as has been appointed and who is a director and is present at the meeting: chairman of the board, chief executive officer, president, executive vice-president, senior vice-president, or a vice-president and, if there are present at the meeting two or more vice-presidents who hold the same designation of office (no other director of a more senior designation of office being present) then the one with the greater cumulative term or terms of office as a director shall be chair. If no such officer is present, the directors present shall choose one of their number to be chair. The corporate secretary, if any, will act as secretary at meetings of directors. If the corporate secretary is absent, the chair of the meeting shall appoint some person, who need not be a director, to act as secretary of the meeting.
16.    Number of Directors. If the articles specify a minimum and a maximum number of directors, the number of directors is, at any time, the number of

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directors within the minimum and maximum determined by the directors from time to time. No decrease in the number of directors will shorten the term of an incumbent director. Where the number of directors has not been determined as provided in this section, the number of directors is the number of directors holding office immediately following the most recent election or appointment of directors, whether at an annual or special meeting of the shareholders, or by the directors pursuant to the Canada Business Corporations Act and the regulations thereunder.
17.    Quorum and Voting. At meetings of the board of directors, the greater of (a) five directors, and (b) a majority of the directors, shall form a quorum for the transaction of business; provided that the quorum of any committee of directors shall be such as the board of directors may determine by resolution. Every question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

SHARES
18.    Share Certificates and Uncertificated Shares. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the board of directors shall from time to time approve. Any share certificate and acknowledgment of a shareholder's right to a share certificate, respectively, shall be signed in the manner determined by the board of directors from time to time and need not be under corporate seal. Subject to the provisions of the Canada Business Corporations Act or any successor statute, a shareholder may have their holdings of shares evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of securityholders to be kept by the corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the corporation, in conjunction with its transfer agent (if any). This by-law shall be read such that a registered holder of shares of the corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights and entitlements and shall incur the same duties and obligations as a registered holder of shares evidenced by a physical security certificate. The corporation and its transfer agent (if any) may adopt such policies and procedures and require such documents and evidence as they may determine necessary or advisable in order to facilitate the adoption and maintenance of a security registration system by electronic, book-based, direct registration system or other non-certificated means.
19.    Replacement of Share Certificates. The board of directors or any officer or agent designated by the board of directors may, in its or his or her discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a

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share certificate that has been mutilated or in substitution for a share certificate that has been lost, stolen or destroyed on payment of such fee, if any, and on such terms as to indemnity and as to evidence of loss, theft, destruction and of title as the board of directors may from time to time prescribe, whether generally or in any particular case.
20.    Transfer of Shares. Shares shall be transferable only on the securities register or branch securities registers maintained by or for the corporation upon presentation of the share certificate representing the share with an endorsement which complies with the Canada Business Corporations Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the corporation. If no security certificate has been issued by the corporation in respect of a security issued by the corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.
21.    Joint Shareholders. If two or more persons are registered as joint holders of any share of the corporation, any one of such persons may give an effective receipt for the certificate issued in respect thereof or for any dividend, return of capital or other money payable or warrant issuable in respect of such share.
22.    Bearer Share Warrants.
(a) If the bearer of a share warrant requests to be registered on the security registers of the corporation as a shareholder in respect of the shares specified in the said warrant, the bearer shall surrender the said warrant for cancellation and shall deliver to the registered office of the corporation a declaration in writing signed by the bearer requesting registration as a shareholder. The declaration shall be in such form as the board of directors may from time to time determine and shall without limiting the generality of the foregoing state the bearer's name, address and occupation.
(b) The bearer of a share warrant surrendered for cancellation in accordance with the foregoing may state in the declaration the name, address and occupation of another person whom the bearer wishes to be registered as a shareholder in respect of the shares specified in the said share warrant.
(c) The corporation shall be entitled to recognize the bearer or holder for the time being of any share warrant as the absolute owner thereof.
(d) If any share warrant be lost or destroyed the board of directors may, upon the loss or destruction of the share warrant being established to their satisfaction and upon such indemnity being given to the corporation as the

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board of directors think adequate and upon such other conditions as the board of directors may think fit, permit the person claiming to be entitled thereto or his or her nominee to be registered as the shareholder in respect of the shares specified in the said share warrant as if the same had been surrendered in accordance with the provisions of subclause (a) of this clause.
(e) No person as holder or bearer of a share warrant or coupon shall be entitled to receive any dividends unless and until he or she shall surrender such warrant or the warrant to which the coupon belonged, as the case may be, and be registered as a shareholder under the provisions of subclause (a) of this clause. Within 30 days of registration as a shareholder of the shares specified in the said share warrant, the shareholder shall be entitled to all dividends declared but unpaid on such shares.
(f) No person as a holder or bearer of a share warrant shall be entitled in respect thereto to receive notice of or attend or vote or exercise any of the rights of a shareholder at any meeting of the shareholders of the corporation or participate in the requisitioning of any meeting of shareholders.

DIVIDENDS
23.    A dividend payable in cash shall be paid by cheque or by electronic means or by such other method as the directors may determine to the order of each registered holder of shares of the class in respect of which the dividend has been declared and, in the case of a cheque, mailed by prepaid post to such registered holder at his or her address as recorded on the securities registers of the corporation, unless such shareholder otherwise in writing directs. In the case of joint shareholders any cheque shall, unless such joint shareholders in writing otherwise direct, be made payable to the order of all such joint shareholders and if more than one address is recorded on the securities registers of the corporation in respect of such joint holding, any cheque shall be mailed to the first address so recorded, unless such joint holders otherwise direct. The mailing of such cheques as aforesaid or the sending of the payment by electronic means shall satisfy and discharge all liability for the dividends to the extent of the sum represented thereby, plus the amount of any tax required by law to be deducted therefrom, unless, in the case of a cheque, such cheque be not paid on due presentation. In the event of non-receipt of any dividend cheque by the person to whom it is so sent as aforesaid, the corporation may issue to such person a replacement cheque for a like amount upon such terms as to indemnity and evidence of non-receipt as the board of directors may from time to time prescribe, whether generally or in any particular case.

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AGENTS, ATTORNEYS AND EXECUTION OF DOCUMENTS
24.    Agents and Attorneys. The board of directors may from time to time determine the directors, officers or other persons who in writing may appoint, or the board of directors may by resolution appoint, any person as the attorney or agent of the corporation for such purposes and with such powers and authorities and for such periods and subject to such conditions as may be prescribed in the written appointment.
25.    Execution of Documents. The board of directors may from time to time determine the directors, officers or other persons by whom any contracts, documents or instruments of the corporation may be signed on behalf of the corporation and the manner of signing thereof (an “Authorized Signatory”), including the use of facsimile reproductions of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof. Voting rights for securities held by the corporation may be exercised on behalf of the corporation by any one Authorized Signatory.
    As used in this section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

NOTICES
26.    Method of Giving Notice by the Corporation. Any notice, communication or document required to be given by the corporation to a shareholder, director or other person entitled to receive such notice, communication or document, shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person's address as recorded in the records of the corporation or if mailed by prepaid ordinary or air mail addressed to the person at the person's address as recorded in the records of the corporation or if sent to the person at such address by any other means of prepaid transmitted, written or recorded communication, including by facsimile or by way of an electronic document. In addition to the foregoing, any notice, communication or document required to be given by the corporation may be given to a director or an officer of the corporation by delivering the same to his or her place of business. The secretary of the corporation may change the address in the records of the corporation of any director, officer, shareholder or other person entitled to receive a notice, communication or document required to be given by the corporation, in accordance with any information

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believed by him or her to be reliable. A notice, communication or document so delivered shall be deemed to have been given when delivered personally or to the address as set out in the records of the corporation or if to a director or officer when delivered to his or her place of business; a notice, communication or document mailed as aforesaid shall be deemed to have been given when deposited in a post office or a public letter box in Canada; and a notice, communication or document sent as aforesaid by any other means of prepaid transmitted written or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. In the event that it is impossible or impracticable for any reason whatsoever to give notice as aforesaid, notice may be given by advertisement published once in a newspaper in such cities or places as the board of directors may from time to time determine.
27.    Signature to Notice. The signature to any notice to be given by the Corporation may be printed or otherwise mechanically reproduced thereon.
28.    Notice to Joint Shareholders. All notices, communications or documents with respect to any share registered in more than one name may, if more than one address is recorded in the records of the corporation in respect of such joint holding, be given to such joint shareholders at the first address so recorded and notice so given shall be sufficient notice to all the joint holders of any such shares.
29.    Omission and Errors. The accidental omission to give any notice to any shareholder, director or other person entitled to receive notice from the corporation or the non-receipt of any notice by such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken pursuant to such notice or otherwise founded thereon.
30.    Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death or by any other means whatsoever, shall become entitled to any share of the corporation, shall be bound by every notice in respect of such share which shall have been duly given to the person from whom he or she derives the title to such share, prior to his or her name and address being entered on the securities registers of the corporation, whether such notice was given before or after the happening of the event upon which he or she became so entitled.

INTERPRETATION
31.    In this by-law, unless the context otherwise requires, words importing the singular number only shall include the plural, the masculine gender shall include the feminine and neuter genders and vice versa; words importing

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persons shall include an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, and any number or aggregate of persons.

EFFECTIVE DATE AND REPEAL
32.    Effective Date. This by-law shall come into force on September 17, 2024.
33.    Repeal. All previous by-laws of the corporation are repealed as of the coming into force of this by-law, provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board of directors with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

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